Exhibit 99.1

B. Riley Financial Reports Second Quarter 2021 Results; Declares $2.00 Dividend

Total revenues increased to $336.8 million, up 26% from Q2 2020

Operating revenues (2) increased to $304.1 million, up 100% from Q2 2020

Diluted EPS of $2.58 and net income of $73.9 million, down 11% from Q2 2020

Operating EBITDA (3) increased to $92.1 million, up 97% from Q2 2020

Total adjusted EBITDA (1) of $124.9 million for the quarter

Declares total dividend of $2.00 per share, includes $0.50 regular and $1.50 special

LOS ANGELES, July 29, 2021 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified financial services company, today announced its financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

●	Net income available to common shareholders of $73.9 million, down 11% year-over-year

●	Total revenues of $336.8 million, up 26% year-over-year

●	Total adjusted EBITDA (1) of $124.9 million

●	Operating revenues (2) of $304.1 million, up 100% year-over-year

●	Operating adjusted EBITDA (3) of $92.1 million, up 97% year-over-year

●	Investment gains (4) of $32.7 million

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, said: “Our operating EBITDA doubled on a year-over-year basis demonstrating continued strength across our businesses during the second quarter. Our results were driven by our investment banking division which continues to establish its leadership in small and mid-cap equity capital markets, supplemented by steady contributions from Advisory Services and Principal Investments. Increasing our capital base while simultaneously returning capital to shareholders and lowering our cost of capital has provided us with the financial flexibility to pursue the increasing number of opportunities that our diversified platform offers.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “Our recent addition of complementary businesses and key hires have helped increase synergies and cross-selling opportunities across our platform. As we continue to work towards integrating our colleagues from National Holdings and enhancing the services we offer to our clients, recruiting remains a key focus. We continue to seek out new talent and businesses that can expand our reach and capabilities across service lines.”

Riley added: “The successful execution of our platform strategy has allowed us to build a solid balance sheet while enabling us to return $8.50 in common stock dividends to shareholders over the last three quarters. As we look ahead, we see multiple pathways with which to grow shareholder value. We will continue to take advantage of market opportunities in our core segments while building on additional recurring revenue streams that are both noncorrelated and counter cyclical.”

Declaration of Common Stock Dividend

The Company’s Board of Directors has approved a total quarterly cash dividend of $2.00 per share which includes the regular $0.50 dividend and a special dividend of $1.50 per share. The dividend is payable on or about August 26, 2021 to common stockholders of record as of August 13, 2021.

www.brileyfin.com | NASDAQ: RILY	1

Second Quarter 2021 Financial Summary

For the three months ended June 30, 2021, B. Riley Financial reported net income available to common shareholders of $73.9 million, or $2.58 per diluted share.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except for share data)	2021	2020	2021	2020

Net income (loss) available to common shareholders	$73,887	$82,753	$326,794	$(16,967)

Basic income (loss) per common share	$2.70	$3.23	$12.03	$(0.66)
Diluted income (loss) per common share	$2.58	$3.07	$11.39	$(0.66)

Total revenues were $336.8 million for the second quarter of 2021, a year-over-year increase of 26% compared to $266.5 million for the prior-year period. The Company reported total adjusted EBITDA (1) of $124.9 million for the quarter.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020

Operating Revenues (2)	$304,091	$151,921	$637,308	$334,157
Investment Gains (Loss)(4)	32,679	114,547	299,621	(67,895)
Total Revenues	$336,770	$266,468	$936,929	$266,262

Operating Adjusted EBITDA (3)	$92,124	$46,757	$214,841	$117,664
Investment Adjusted EBITDA (5)	32,763	101,507	295,527	(65,465)
Total Adjusted EBITDA (1)	$124,887	$148,264	$510,368	$52,199

Second quarter operating revenues (2) were $304.1 million, a year-over-year increase of 100% from $151.9 million for the prior-year period. Operating adjusted EBITDA (3) of $92.1 million increased from $46.8 million for the prior-year period, up 97% year-over-year.

Operating results were enhanced by second quarter investment gains (4) of $32.7 million which are primarily driven by mark-to-market valuations on strategic investments held by the Company.

As of June 30, 2021, cash and investments (6) totaled approximately $2.0 billion including cash and cash equivalents of $297.4 million. Total cash and investments, (6) net of debt, was $568.1 million at quarter-end.

www.brileyfin.com | NASDAQ: RILY	2

Segment Financial Summary for the Three Months Ended June 30, 2021

	Operating Revenues (2)		Investment Gains (Loss) (4)		Total Segment Revenue
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	$151,488	$84,870	$29,897	$114,080	$181,385	$198,950
Wealth Management	87,444	15,318	2,865	467	90,309	15,785
Auction and Liquidation	17,277	8,251	-	-	17,277	8,251
Financial Consulting	23,735	18,845	-	-	23,735	18,845
Principal Investments	19,646	21,431	-	-	19,646	21,431
Brands	4,501	3,206	(83)	-	4,418	3,206

	Segment Operating Income (Loss) (7)		Investment Income (Loss) (5)		Total Segment Income (Loss)
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	$74,701	$29,471	$29,981	$101,040	$104,682	$130,511
Wealth Management	(3,598)	(435)	2,865	467	(733)	32
Auction and Liquidation	3,555	2,020	-	-	3,555	2,020
Financial Consulting	4,175	3,504	-	-	4,175	3,504
Principal Investments	7,275	9,188	-	-	7,275	9,188
Brands	3,096	(6,318)	(83)	-	3,013	(6,318)

●	Excluding investment gains, (4) Capital Markets operating revenues (2) increased to $151.5 million from $84.9 million from the prior-year period, up 78% year-over-year. Segment operating income (7) was $74.7 million, up 153% year-over-year, driven primarily by equity investment banking transactions.

●	Wealth Management revenues of $90.3 million increased from $15.8 million for the prior-year period. A majority of the increase in revenue was due to the inclusion of a full quarter of results from National Holdings which the Company acquired in February 2021. Combined wealth management assets under management totaled approximately $32 billion as of June 30, 2021.

●	Auction and Liquidation segment revenues increased to $17.3 million from $8.3 million for the prior-year period, up 109% year-over-year. Segment income increased to $3.6 million compared to $2.0 million for the prior-year period.

●	Financial Consulting revenues increased to $23.7 million from $18.8 million for the prior-year period, up 26% year-over-year. Segment income increased to $4.2 million from $3.5 million for the prior-year period.

●	Principal Investments companies, magicJack and United Online, contributed revenues of $19.6 million and segment income of $7.3 million. magicJack and United Online continued to perform above expectations, contributing recurring cash flow to the Company.

●	Brands generated revenues of $4.4 million and segment income of $3.0 million related to the licensing of brand trademarks.

www.brileyfin.com | NASDAQ: RILY	3

Financial Highlights for the First Six Months of 2021

●	Total revenues increased to $936.9 million from $266.3 million, up 252% year-over-year.

●	Net income available to common shareholders of $326.8 million, or $11.39 per diluted share, increased compared to a net loss of ($17.0 million), or ($0.66) loss per diluted share for the prior year period.

●	Total adjusted EBITDA (1) of $510.4 million increased compared to $52.2 million for the prior-year period.

●	Operating revenues (2) increased to $637.3 million from $334.2 million, up 91% year-over-year.

●	Operating adjusted EBITDA (3) of $214.8 million increased 83% compared to $117.7 million for the prior-year period.

●	Excluding investment gains (losses), (4) Capital Markets operating revenues (2) increased to $359.4 million from $180.3 million, up 99% year-over-year. Segment operating income (7) totaled $180.7 million.

●	Wealth Management segment revenues increased to $158.2 million from $34.2 million, up 362% year-over-year.

●	Auction and Liquidation segment revenues increased to $30.7 million, up from $28.9 million for the prior-year period.

●	Financial Consulting segment revenues increased to $45.1 million, up from $39.6 million for the prior-year period.

●	Principal Investments contributed segment revenues of $40.2 million and segment income of $14.8 million.

●	Brands contributed segment revenues of $8.9 million and segment income of $6.1 million.

Additional Metrics and Supplemental Financial Data

Additional metrics related to operating results and investments are presented to provide investors with greater visibility into the Company’s performance and overall results of operations. Further details related to these metrics can be found in B. Riley Financial’s Second Quarter 2021 Financial Supplement located on the Company’s investor relations website.

Segment Realignment

The Company previously realigned its segment reporting structure for Wealth Management during the first quarter of 2021 as a result of the National Holdings acquisition, and Financial Consulting during the fourth quarter of 2020 to reflect certain organizational changes. Segment results have been recast for all periods presented in conjunction with the new reporting structure.

Conference Call Details

B. Riley Financial will host a conference call to discuss its second quarter 2021 financial results at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today, Thursday, July 29, 2021. Investors may access the live broadcast and archived recording via the Company’s investor relations website.

Date and Time:	Thursday July 29, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial In:	1-855-327-6838 (toll-free) or 1-604-235-2082 (international)
Audio Webcast:	https://ir.brileyfin.com/events-and-presentations

Replay (expires Thursday, August 5, 2021)
Dial In:	1-844-512-2921; 10015719 (pin)
Replay Link:	https://ir.brileyfin.com/events-and-presentations

www.brileyfin.com | NASDAQ: RILY	4

About B. Riley Financial

B. Riley Financial provides collaborative solutions tailored to fit the capital raising and business advisory needs of its clients and partners. B. Riley operates through several subsidiaries that offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction and liquidation services. For more information, please visit www.brileyfin.com.

Footnotes (See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix hereto.

(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.

(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.

(4)	Investment gains (loss) is defined as trading income and fair value adjustments on loans.

(5)	Investment adjusted EBITDA and investment income (loss) are defined as trading income (losses) and fair value adjustments on loans, less other investment related expenses.

(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) other investments participation sold reported in noncontrolling interest, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other equity investments reported in prepaid and other assets.

(7)	Segment operating income (loss) is defined as segment income (loss) excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, net of debt, total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

www.brileyfin.com | NASDAQ: RILY	5

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Contacts

Investors	Media
Mike Frank	Jo Anne McCusker
ir@brileyfin.com	press@brileyfin.com
(212) 409-2424	(646) 885-5425

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$297,396	$103,602
Restricted cash	1,335	1,235
Due from clearing brokers	424,949	7,089
Securities and other investments owned, at fair value	1,278,773	777,319
Securities borrowed	1,140,023	765,457
Accounts receivable, net	57,853	46,518
Due from related parties	734	986
Advances against customer contracts Loans receivable, at fair value (includes $131,379 and $295,809 from related parties at	200	200
June 30, 2021 and December 31, 2020, respectively)	270,295	390,689
Prepaid expenses and other assets	119,400	87,262
Operating lease right-of-use assets	60,933	48,799
Property and equipment, net	14,447	11,685
Goodwill	236,005	227,046
Other intangible assets, net	200,304	190,745
Deferred tax assets, net	4,080	4,098
Total assets	$4,106,727	$2,662,730
Liabilities and Equity
Liabilities:
Accounts payable	$6,101	$2,722
Accrued expenses and other liabilities	220,603	168,478
Deferred revenue	68,398	68,651
Deferred tax liabilities, net	90,325	34,248
Due to related parties and partners	230	327
Due to clearing brokers	—	13,672
Securities sold not yet purchased	272,088	10,105
Securities loaned	1,134,359	759,810
Mandatorily redeemable noncontrolling interests	4,105	4,700
Operating lease liabilities	73,761	60,778
Notes payable	357	37,967
Loan participations sold	4,444	17,316
Term loans, net	257,104	74,213
Senior notes payable, net	1,213,105	870,783
Total liabilities	3,344,980	2,123,770

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,275 and 3,971 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; and liquidation preference of $106,882 and $99,260 as of June 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 27,580,300 and 25,777,796 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	3	3
Additional paid-in capital	387,084	310,326
Retained earnings	338,260	203,080
Accumulated other comprehensive loss	(1,178)	(823)
Total B. Riley Financial, Inc. stockholders’ equity	724,169	512,586
Noncontrolling interests	37,578	26,374
Total equity	761,747	538,960
Total liabilities and equity	$4,106,727	$2,662,730

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Services and fees	$266,143	$125,595	$555,612	$284,976
Trading income (losses) and fair value adjustments on loans	32,679	114,547	299,621	(67,895)
Interest income - Loans and securities lending	25,491	24,506	62,411	46,357
Sale of goods	12,457	1,820	19,285	2,824
Total revenues	336,770	266,468	936,929	266,262
Operating expenses:
Direct cost of services	12,094	7,985	23,416	27,937
Cost of goods sold	3,626	860	8,952	1,629
Selling, general and administrative expenses	199,922	106,562	391,266	194,306
Impairment of tradenames	—	8,500	—	12,500
Interest expense - Securities lending and loan participations sold	10,983	11,221	30,172	19,694
Total operating expenses	226,625	135,128	453,806	256,066
Operating income	110,145	131,340	483,123	10,196
Other income (expense):
Interest income	56	224	105	470
Gain on extinguishment of loans	6,509	—	6,509	—
(Loss) income from equity investments	(852)	(318)	23	(554)
Interest expense	(20,856)	(16,509)	(40,642)	(32,163)
Income (loss) before income taxes	95,002	114,737	449,118	(22,051)
(Provision) benefit for income taxes	(19,902)	(32,208)	(117,420)	5,331
Net income (loss)	75,100	82,529	331,698	(16,720)
Net income (loss) attributable to noncontrolling interests	(576)	(1,311)	1,366	(1,895)
Net income (loss) attributable to B. Riley Financial, Inc.	$75,676	$83,840	$330,332	$(14,825)
Preferred stock dividends	1,789	1,087	3,538	2,142
Net income (loss) available to common shareholders	$73,887	$82,753	$326,794	$(16,967)

Basic income (loss) per common share	$2.70	$3.23	$12.03	$(0.66)
Diluted income (loss) per common share	$2.58	$3.07	$11.39	$(0.66)

Weighted average basic common shares outstanding	27,344,184	25,627,085	27,159,257	25,827,849
Weighted average diluted common shares outstanding	28,668,465	26,992,823	28,690,444	25,827,849

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$331,698	$(16,720)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	12,924	9,879
Provision for doubtful accounts	755	2,081
Share-based compensation	14,134	9,489
Fair value adjustments, non-cash	(10,046)	21,975
Non-cash interest and other	(9,091)	(6,943)
Effect of foreign currency on operations	(1,486)	(73)
(Income) loss from equity investments	(23)	554
Dividends from equity investments	610	797
Deferred income taxes	51,242	(14,340)
Impairment of intangibles and gain on disposal of fixed assets	—	12,550
Gain on extinguishment of loans	(6,509)	—
Loss (gain) on extinguishment of debt	919	(1,556)
Gain on equity investment	(3,544)	—
Income allocated for mandatorily redeemable noncontrolling interests	347	397
Change in operating assets and liabilities:
Due from clearing brokers	(424,062)	(5,271)
Securities and other investments owned	(316,181)	20,009
Securities borrowed	(374,565)	27,967
Accounts receivable and advances against customer contracts	808	27,601
Prepaid expenses and other assets	(25,870)	(19,707)
Accounts payable, accrued expenses and other liabilities	(22,983)	738
Amounts due to/from related parties and partners	155	4,404
Securities sold, not yet purchased	261,476	(32,017)
Deferred revenue	(3,158)	3,896
Securities loaned	374,549	(31,481)
Net cash (used in) provided by operating activities	(147,901)	14,229
Cash flows from investing activities:
Purchases of loans receivable	(87,309)	(152,228)
Repayments of loans receivable	95,522	74,450
Sale of loan receivable to related party	—	1,800
Proceeds from loan participations sold	—	2,400
Repayment of loan participations sold	(10,772)	(940)
Acquisition of business, net of $34,924 cash acquired	(390)	(1,500)
Purchases of property, equipment and other	(288)	(851)
Proceeds from sale of property, equipment and intangible assets	—	1
Purchase of equity investments	(10,485)	(6,486)
Net cash used in investing activities	(13,722)	(83,354)
Cash flows from financing activities:
Repayment of asset based credit facility	—	(37,096)
Repayment of notes payable	(37,610)	(357)
Repayment of term loan	(11,484)	(9,620)
Proceeds from term loan	200,000	—
Proceeds from issuance of senior notes	475,698	171,078
Redemption of senior notes	(128,156)	(1,829)
Payment of debt issuance costs	(15,661)	(2,760)
Payment for contingent consideration	(411)	—
Payment of employment taxes on vesting of restricted stock	(10,370)	(2,678)
Common dividends paid	(181,269)	(17,489)
Preferred dividends paid	(3,538)	(2,142)
Repurchase of common stock	—	(27,779)
Distribution to noncontrolling interests	(14,792)	(2,143)
Contribution from noncontrolling interests	10,650	—
Proceeds from issuance of common stock	64,713	—
Proceeds from issuance of preferred stock	8,281	4,630
Net cash provided by financing activities	356,051	71,815
Increase in cash, cash equivalents and restricted cash	194,428	2,690
Effect of foreign currency on cash, cash equivalents and restricted cash	(534)	(705)
Net increase in cash, cash equivalents and restricted cash	193,894	1,985
Cash, cash equivalents and restricted cash, beginning of period	104,837	104,739
Cash, cash equivalents and restricted cash, end of period	$298,731	$106,724

Supplemental disclosures:
Interest paid	$66,359	$45,934
Taxes paid	$63,987	$608

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Capital Markets segment:
Revenues - Services and fees	$125,997	$60,364	$296,976	$133,964
Trading income (losses) and fair value adjustments on loans	29,897	114,080	294,400	(67,935)
Interest income - Loans and securities lending	25,491	24,506	62,411	46,357
Total revenues	181,385	198,950	653,787	112,386
Selling, general and administrative expenses	(65,473)	(56,623)	(151,613)	(84,924)
Interest expense - Securities lending and loan participations sold	(10,983)	(11,221)	(30,172)	(19,694)
Depreciation and amortization	(247)	(595)	(1,012)	(1,191)
Segment income	104,682	130,511	470,990	6,577
Wealth Management segment:
Revenues - Services and fees	87,444	15,318	152,986	34,205
Trading income and fair value adjustments on loans	2,865	467	5,221	40
Total revenues	90,309	15,785	158,207	34,245
Selling, general and administrative expenses	(88,702)	(15,283)	(150,174)	(32,831)
Depreciation and amortization	(2,340)	(470)	(4,739)	(953)
Segment (loss) income	(733)	32	3,294	461
Auction and Liquidation segment:
Revenues - Services and fees	5,534	7,206	12,892	27,867
Revenues - Sale of goods	11,743	1,045	17,835	1,045
Total revenues	17,277	8,251	30,727	28,912
Direct cost of services	(7,540)	(3,217)	(14,120)	(18,033)
Cost of goods sold	(3,105)	(285)	(7,579)	(314)
Selling, general and administrative expenses	(3,077)	(2,729)	(4,566)	(4,255)
Depreciation and amortization	—	—	—	(1)
Segment income	3,555	2,020	4,462	6,309
Financial Consulting segment:
Revenues - Services and fees	23,735	18,845	45,144	39,559
Selling, general and administrative expenses	(19,471)	(15,268)	(37,460)	(30,997)
Depreciation and amortization	(89)	(73)	(187)	(140)
Segment income	4,175	3,504	7,497	8,422
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	18,932	20,656	38,725	42,374
Revenues - Sale of goods	714	775	1,450	1,779
Total revenues	19,646	21,431	40,175	44,153
Direct cost of services	(4,554)	(4,768)	(9,296)	(9,904)
Cost of goods sold	(521)	(575)	(1,373)	(1,315)
Selling, general and administrative expenses	(4,768)	(4,049)	(9,638)	(9,512)
Depreciation and amortization	(2,528)	(2,851)	(5,062)	(5,730)
Segment income	7,275	9,188	14,806	17,692
Brands segment:
Revenues - Services and fees	4,501	3,206	8,889	7,007
Trading losses and fair value adjustments on loans	(83)	—	—	—
Total revenues	4,418	3,206	8,889	7,007
Selling, general and administrative expenses	(690)	(309)	(1,366)	(1,213)
Depreciation and amortization	(715)	(715)	(1,429)	(1,429)
Impairment of tradenames	—	(8,500)	—	(12,500)
Segment income (loss)	3,013	(6,318)	6,094	(8,135)
Consolidated operating income from reportable segments	121,967	138,937	507,143	31,326

Corporate and other expenses	(11,822)	(7,597)	(24,020)	(21,130)
Interest income	56	224	105	470
Gain on extinguishment of loans	6,509	—	6,509	—
(Loss) income on equity investments	(852)	(318)	23	(554)
Interest expense	(20,856)	(16,509)	(40,642)	(32,163)
Income (loss) before income taxes	95,002	114,737	449,118	(22,051)
(Provision) benefit for income taxes	(19,902)	(32,208)	(117,420)	5,331
Net income (loss)	75,100	82,529	331,698	(16,720)
Net (loss) income attributable to noncontrolling interests	(576)	(1,311)	1,366	(1,895)
Net income (loss) attributable to B. Riley Financial, Inc.	75,676	83,840	330,332	(14,825)
Preferred stock dividends	1,789	1,087	3,538	2,142
Net income (loss) available to common shareholders	$73,887	$82,753	$326,794	$(16,967)

www.brileyfin.com | NASDAQ: RILY	10

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss) attributable to B. Riley Financial, Inc.	$75,676	$83,840	$330,332	$(14,825)
Adjustments:
Provision (benefit) for income taxes	19,902	32,208	117,420	(5,331)
Interest expense	20,856	16,509	40,642	32,163
Interest income	(56)	(224)	(105)	(470)
Share based payments	8,608	4,168	14,134	9,489
Depreciation and amortization	6,165	4,923	12,924	9,879
Gain on extinguishment of loans	(6,509)	—	(6,509)	—
Impairment of tradenames	—	8,500	—	12,500
Transactions related costs and other	245	(1,660)	1,530	8,794

Total EBITDA adjustments	49,211	64,424	180,036	67,024

Adjusted EBITDA	$124,887	$148,264	510,368	52,199
Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(32,679)	(114,547)	(299,621)	67,895
Other investment related expenses	(84)	13,040	4,094	(2,430)

Total Operating EBITDA Adjustments	(32,763)	(101,507)	(295,527)	65,465

Operating Adjusted EBITDA	$92,124	$46,757	$214,841	$117,664

www.brileyfin.com | NASDAQ: RILY	11

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to B. Riley Financial, Inc.	$75,676	$83,840	$330,332	$(14,825)
Adjustments:
Share based payments	8,608	4,168	14,134	9,489
Amortization of intangible assets	5,134	4,024	11,020	8,048
Gain on extinguishment of loans	(6,509)	—	(6,509)	—
Impairment of tradenames	—	8,500	—	12,500
Transactions related costs and other	245	(1,660)	1,530	8,794
Income tax effect of adjusting entries	(1,557)	(4,172)	(5,073)	(10,731)
Adjusted net income attributable to B. Riley Financial, Inc.	$81,597	$94,700	$345,434	$13,275

Adjusted income per common share:
Adjusted basic income per share	$2.98	$3.70	$12.72	$0.51
Adjusted diluted income per share	$2.85	$3.51	$12.04	$0.51

Shares used to calculate adjusted basic net income per share	27,344,184	25,627,085	27,159,257	25,827,849
Shares used to calculate adjusted diluted net income per share	28,668,465	26,992,823	28,690,444	25,827,849

# # #

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	12